EXHIBIT 99

CERTIFICATION PURSUANT TO CHAPTER 63,
TITLE 18 UNITED STATES CODE SS.1350
AS ADOPTED BY
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
ACCOMPANYING ANNUAL REPORT ON FORM 11-K OF
KRISPY KREME DOUGHNUT CORPORATION RETIREMENT SAVINGS PLAN FOR THE YEAR
ENDED DECEMBER 31, 2002

I, Randy S. Casstevens, Member of the Benefit Plan Administrative Committee of the Krispy Kreme Doughnut Corporation Retirement Savings Plan (the “Plan”), certify that the accompanying Annual Report of the Plan on Form 11-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the Plan.

Date: June 30, 2003

/s/ Randy S. Casstevens Randy S. Casstevens Member of the Benefit Plan Administrative Committee

A signed original of this statement has been provided to Krispy Kreme Doughnuts, Inc. (“the Company”) and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

12